Exhibit 10.4

DISTRIBUTION REINVESTMENT PLAN

OF

DIAMETER CREDIT COMPANY

Effective as of December 12, 2023

Diameter Credit Company, a Delaware statutory trust (the “Company”), hereby adopts the following plan (the “Plan”) with respect to cash dividends or distributions declared by its Board of Trustees (the “Board of Trustees”) on the Company’s shares of beneficial interest, par value $0.001 per share (the “Common Shares”).

1. Unless a shareholder specifically elects to receive cash pursuant to paragraph 4 below, all cash dividends or distributions, net of any applicable withholding tax, hereafter declared by the Company’s Board of Trustees shall be reinvested by the Company in Common Shares on behalf each shareholder, and no action shall be required on such shareholder’s part to receive such Common Shares.

2. Such cash dividends or distributions shall be payable on such date or dates (each, a “Payment Date”) as may be fixed from time to time by the Board of Trustees to shareholders of record at the close of business on the record date(s) established by the Board of Trustees for the cash dividend or distribution involved.

3. The Company will declare all income dividends and/or capital gains distributions (collectively, “Distributions”) payable in Common Shares (or, as discussed below, at the option of shareholders solely upon an affirmative election, in cash). Prior to a quotation or listing of the Company’s securities on a national securities exchange (including through an initial public offering) or a sale of all or substantially all of the Company’s assets to, or a merger or other liquidity transaction with, an entity in which Shareholders receive shares of a publicly-traded company that continues to be managed by the Company’s investment adviser or an affiliate thereof (an “Exchange Listing”), to the extent that a Participant reinvests Distributions in additional Common Shares, the Participant will receive an amount of Common Shares equal to the amount of the Distribution on that shareholder’s Common Shares divided by the most recent fiscal quarter-end net asset value per share that is available on the date such Distribution was paid (unless the Board of Trustees determines to use the net asset value per share as of another time) (the “Reference NAV”). Shareholders receiving Distributions in the form of additional Common Shares will be treated for tax purposes as receiving a Distribution in the amount of cash that they would have received if they had elected to receive the Distribution in cash, unless the Company issues additional Common Shares with a fair market value equal to or greater than the Reference NAV, in which case such shareholders will be treated as receiving a Distribution in the amount of the fair market value of the distributed Common Shares. Following an Exchange Listing, to the extent that a Participant reinvests Distributions in additional Common Shares, the Participant will receive an amount of Common Shares equal to the amount of the Distribution on that Participant’s Common Shares divided by the market price per Common Share at the close of regular trading on the applicable stock exchange on the date of such Distribution, subject to the adjustments described below. With respect to each cash dividend or distribution pursuant to this Plan, the Board of Trustees reserves the right to either issue new Common Shares or purchase Common Shares in the open market for the accounts of Participants (as defined below) in connection with implementation of the Plan. Following an Exchange Listing, the number of Common Shares to be issued to a Participant will be determined by dividing the total dollar amount of the cash dividend or distribution payable to a Participant by the market price per share of the Common Shares at the close of regular trading on the applicable stock exchange on the Payment Date, or if no sale is reported for such day, the average of the reported bid and asked prices. However, if the market price per share on the Payment Date exceeds the most recently computed net asset value per share, the Company will issue Common Shares at the greater of (i) the most recently computed net asset value per share and (ii) 95% of the current market price per share (or such lesser discount to the current market price per share that still exceeds the most recently computed net asset value per share). Shares purchased in open market transactions by the Plan Administrator will be allocated to a Participant based on the average purchase price, excluding any brokerage charges or other charges, of all Common Shares purchased in the open market.

4. A shareholder may elect to receive any portion of its cash dividends or distributions in cash. To exercise this option, such shareholder shall notify Diameter Finance Administration LLC (referred to as the “Plan Administrator”), in writing so that such notice is received by the Plan Administrator no later than 10 days prior to the record date fixed by the Board of Trustees for the cash dividend or distribution associated with a particular

Payment Date. Such election shall remain in effect until the shareholder shall notify the Plan Administrator in writing of such shareholder’s desire to change its election, which notice shall be delivered to the Plan Administrator no later than 10 days prior to the record date fixed by the Board of Trustees for the first distribution for which such shareholder wishes its new election to take effect. All correspondence concerning the Plan should be directed to the Plan Administrator by e-mail at dccinvestors@hedgeserv.com.

5. The Plan Administrator will set up an account for Common Shares acquired pursuant to the Plan for each shareholder who has not so elected to receive a cash dividend or distribution in cash (each a “Participant”). The Plan Administrator may hold each Participant’s Common Shares, together with the shares of other Participants, in non-certificated form in the Plan Administrator’s name or that of its nominee. In order to avoid the issuance of fractional shares, the Plan Administrator may elect to round down, to the nearest whole share, the number of Common Shares to be issued to a Participant pursuant to the Plan, with any fractional shares being paid in cash in such instance.

6. The Plan Administrator will confirm to each Participant each issuance of Common Shares made to such Participant pursuant to the Plan as soon as practicable following the date of such issuance. The Plan Administrator will forward to each Participant any Company-related proxy solicitation materials and each Company report or other communication to shareholders. Any shares held by a Participant under the Plan will be voted in accordance with the instructions set forth on proxies returned by the Participant to the Company.

7. In the event that the Company makes available to its shareholders rights to purchase additional shares or other securities, the Common Shares held by the Plan Administrator for each Participant under the Plan will be added to any other shares held by the Participant in calculating the number of rights to be issued to the Participant.

8. The Plan Administrator’s service fee, if any, and expenses for administering the Plan will be paid for by the Company. If a Participant elects by written notice to the Plan Administrator to have the Plan Administrator sell part or all of the Common Shares held by the Plan Administrator in the Participant’s account and remint the proceeds to the Participant, whether upon termination of the Plan by the Company, termination by a Participant of its or his account under the Plan or otherwise, the Plan Administrator is authorized to deduct a $15.00 transaction fee plus brokerage commission from the proceeds.

9. Each Participant may terminate his or its account under the Plan by so notifying the Plan Administrator in writing. Such termination will be effective immediately if the Participant’s notice is received by the Plan Administrator not less than 10 days prior to any cash dividend or distribution record date; otherwise, such termination will be effective only with respect to any subsequent cash dividend or distribution. Upon any termination of the Plan by the Company in accordance with Section 11 or by a Participant of its or his account under the Plan, the Plan Administrator will cause Common Shares held for the Participant under the Plan to be credited to the Participant in book-entry form with the Company’s transfer agent.

10. The Plan may be terminated by the Company upon notice in writing mailed to each shareholder of record at least 30 days prior to any record date for the payment of any cash dividend or distribution by the Company.

11. These terms and conditions may be amended or supplemented by the Company at any time but, except when necessary or appropriate to comply with applicable law or the rules or policies of the Securities and Exchange Commission or any other regulatory authority, only by mailing to each Participant appropriate written notice at least 30 days prior to the effective date thereof. The amendment or supplement shall be deemed to be accepted by each Participant unless, prior to the effective date thereof, the Plan Administrator receives written notice from the Participant of the termination of such Participant’s account under the Plan. Any such amendment or supplement may include an appointment by the Plan Administrator, in its place and stead, of a successor agent under the terms and conditions agreed upon by the Company, with full power and authority to perform all or any of the acts to be performed by the Plan Administrator under these terms and conditions. Upon any such appointment of any agent for the purpose of receiving cash dividends or distributions, the Company will be authorized to pay to such successor agent, for each Participant’s account, all cash dividends or distributions payable on shares of the Common Shares of the Company held in the Participant’s name or under the Plan for retention or application by such successor agent as provided in these terms and conditions.

12. The Plan Administrator will at all times act in good faith and use its best efforts within reasonable limits to ensure its full and timely performance of all services to be performed by it under this Plan and to comply with applicable law, but assumes no responsibility and shall not be liable for loss or damage due to errors unless any such error is caused by the Plan Administrator’s negligence, bad faith or willful misconduct of that or its employees or agents.

13. These terms and conditions shall be governed by the laws of the State of New York, without regard to the conflicts of law principles thereof, to the extent such principles would require or permit the application of the laws of another jurisdiction.